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                                                                    Exhibit 99.2

    Written Statement of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of The Netplex Group, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

    (a) the FORM 10Q of the Company for the quarter ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                             THE NETPLEX GROUP, INC.
                                             (Registrant)


DATE:    August 14, 2002                     /s/ Gene M. Zaino
                                             ---------------------------------
                                             Gene M. Zaino
                                             Chairman of the Board
                                             (Principal Executive Officer)

DATE:    August 14, 2002                     /s/ Peter J. Russo
                                             ---------------------------------
                                             Peter J. Russo
                                             Executive Vice President and Chief
                                             Financial Officer
                                             (Principal Financial Officer)